EXHIBIT 99
PRESS RELEASE

Exhibit 99

News Release	Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001
FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2010 FOURTH QUARTER RESULTS
Wilmington, Del., January 28, 2011 — Wilmington Trust Corporation (NYSE: WL) reported a loss of $209.3 million for the 2010 fourth quarter and a loss of $720.1 million for the 2010 full year. After dividends and accretion on preferred stock, the net loss available to common shareholders was $213.8 million, or $2.35 per share, for the 2010 fourth quarter, and $738.3 million, or $8.45 per share, for the 2010 full year.
Corporate Client Services reported record-high quarterly revenue of $51.6 million in the 2010 fourth quarter, up 7% from the 2010 third (trailing) quarter, and revenue of $199.2 million for the 2010 full year. Wealth Advisory Services revenue rose 4% to $41.1 million in the 2010 fourth quarter from the trailing quarter, and was $165.6 million for the 2010 full year.
“Negative credit trends continued to drive losses in the fourth quarter, but core deposit balances trended higher, our liquidity position strengthened, and the performance of our Corporate Client and Wealth Advisory Services businesses was very strong,” said Donald E. Foley, Wilmington Trust’s chief executive officer. “These positives were offset by a decline in net interest income and compression in the net interest margin, as well as the effects of difficult economic conditions in Delaware, which continued to challenge many of our commercial borrowers. While charge-offs increased, and total nonperforming assets exceeded $1 billion, our provision for loan losses was considerably lower than for the second and third quarters of 2010. Our results for the quarter also were affected by goodwill impairment write-downs, higher costs associated with managing and resolving credit issues, and merger-related expenses.”
Mr. Foley added, “We are pleased with the progress achieved during the quarter toward completing our planned merger with M&T Bank, which we announced on November 1. Pending regulatory and shareholder approval, we hope to finalize this transaction in the 2011 second quarter.” More information about the definitive agreement to merge Wilmington Trust with M&T Bank Corporation appears at the end of the narrative section of this release.

2010 FOURTH QUARTER SUMMARY
•	Net interest income for the fourth quarter (before the provision for loan losses) was $59.9 million, 12% lower than for the 2010 third (trailing) quarter. The net interest margin fell to 2.33% from 2.78% for the trailing quarter. This was the result of a decrease in loan balances, an increase in nonaccruing loans, and liquidity additions funded by increases in core deposits and national brokered CD balances.
•	Total noninterest income for the quarter was $103.7 million and accounted for 65% of total revenue (net interest income before the provision for loan losses, plus noninterest income excluding securities gains and losses).
•	Noninterest expense for the fourth quarter (before the goodwill impairment write-down) was $178.1 million, 16% higher than for the trailing quarter. This was primarily the result of increases in the reserve for unfunded loan commitments, merger-related costs, and legal and other costs associated with loan workouts, recoveries, and dispositions.
•	A $24.5 million expense was recorded during the quarter for goodwill impairment write-downs.
•	Of this amount, $3.8 million was a reduction in the amount of goodwill associated with the Regional Banking business, due to loan losses that reduced the valuation of that business.

•	The remainder was associated with affiliate money manager Roxbury Capital Management (RCM), stemming from a decline in valuation after RCM reduced its near-term projections for revenue and managed asset levels from previously anticipated levels.
•	Tax expense of $33.8 million was recorded as a valuation allowance against the company’s deferred tax asset.
•	Securities losses were $7.7 million for the quarter, and were the result of credit-related other-than-temporary impairment write-downs on pooled trust-preferred securities.
•	Core deposit balances rose on a period-end and average-balance basis for the quarter, mainly due to deposits from Corporate Client Services clients.

•	Loan balances declined 7% from the trailing quarter to $7,525.9 million (excluding $52.5 million of loans held for sale) at year-end 2010. On average, loan balances for the quarter fell to $7,956.2 million, 4% lower than for the trailing quarter. The loan balance decreases, which occurred in both the commercial and retail portfolios, reflected the effects of charge-offs, payoffs, and weak demand for new loans.
•	Net charge-offs totaled $205.2 million for the fourth quarter, up from $144.9 million for the trailing quarter. Total nonperforming assets rose to $1,145.0 million, up from $988.6 million for the trailing quarter.
•	The fourth quarter provision for loan losses was $135.6 million, down from $281.5 million for the trailing quarter, as fewer loans were downgraded to risk ratings of substandard or lower.
•	The reserve for loan losses was $440.8 million at year-end 2010, or 5.86% of period-end loans outstanding (excluding loans held for sale). In comparison, at the end of the 2010 third quarter, the reserve was $510.4 million, or 6.28% of loans outstanding.
•	All regulatory capital ratios continued to exceed the minimums required by the Federal Reserve for banks to be considered well capitalized.
•	Tangible book value (excluding preferred stock and noncontrolling interest) was $1.76 per share at year-end 2010, compared with $3.84 per share at September 30, 2010. (Tangible book value is not a measure under U.S. generally accepted accounting principles (GAAP). More information about this is in the non-GAAP section of this release.)
•	The Board of Directors did not declare a quarterly cash dividend on the company’s common stock.

Quarterly financial summary

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions, except share amounts)	2010	2010	2009
Net interest income	$59.9	$67.7	$77.9
Provision for loan losses	135.6	281.5	82.8
Securities losses (net of gains)	(7.7)	(1.0)	(11.4)
Total noninterest income	103.7	102.6	100.3
Noninterest expense (before impairment write-down)	178.1	153.4	132.7
Goodwill impairment write-down	24.5	—	—
Total noninterest expense	202.6	153.4	132.7
Income tax expense/(benefit)	34.7	100.7	(26.9)
Net loss	$(209.3)	$(365.3)	$(11.2)
Dividends and accretion on preferred stock	4.5	4.6	4.5

Net loss available to common shareholders	$(213.8)	$(369.9)	$(15.7)
Net loss per common share	$(2.35)	$(4.06)	$(0.23)

Noninterest income as a percentage of total revenue [1]	65%	60%	59%

Loan balances (on average)	$7,956.2	$8,308.0	$8,987.2
Core deposit balances (on average)	$7,077.2	$6,894.7	$6,741.2

Total nonperforming assets	$1,145.0 [2]	$988.6	$518.7
Reserve for loan losses	$440.8	$510.4	$251.5

Total risk-based capital	12.29%	13.69%	14.31%
Tier 1 risk-based capital	7.51	9.15	9.86
Tier 1 leverage capital	6.02	8.19	10.10
Tangible common equity to tangible assets ratio [2]	1.53	3.51	5.42

[1]	Total revenue is the combination of net interest income (before the provision for loan losses) and noninterest income (after amortization and excluding securities gains/losses).

[2]	This is a non-GAAP measure. For more information about this, read the non-GAAP disclosure section of this release.
CREDIT QUALITY
The protracted recessionary environment in Delaware remained challenging for many commercial borrowers, as collateral valuations continued to decline, cash flows ebbed, and other financial indicators weakened. Commercial construction loans continued to account for the majority of problem loans, with most being for residential projects in Delaware.

Selected credit quality metrics (excluding loans held for sale, except where noted)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2010	2010	2009
Substandard loans (accruing)	$857.9	$1,233.2	$614.6
Substandard loans (nonaccruing)	890.1	754.5	399.2

Total loans with substandard risk ratings	$1,748.0	$1,987.7	$1,013.8

Total nonaccruing loans [1]	$1,009.6	$906.0	$455.6
Total nonperforming assets [2]	1,145.0	988.6	518.7
Loans past due 90 days or more	56.8	105.7	30.6
Net charge-offs	205.2	144.9	33.1

Provision for loan losses	$135.6	$281.5	$82.8
Reserve for loan losses	440.8	510.4	251.5
Loan loss reserve ratio	5.86%	6.28%	2.80%
Nonperforming asset ratio [2]	15.02	12.11	5.76

Quarterly net charge-off ratio (not annualized)	2.58%	1.74%	0.37%
Year-to-date net charge-off ratio	6.06	3.56	1.21

[1]	Nonaccruing loans with substandard and doubtful risk ratings.

[2]	Includes renegotiated loans, other real estate owned, and $45.9 million of loans held for sale.
Net charge-offs totaled $205.2 million for the fourth quarter, 42% higher than for the trailing quarter. Commercial construction loans accounted for this increase. Decisions to charge off these loans were based on evaluations of updated collateral appraisals and assessments of the likelihood of future repayment.
Nonaccruing loans increased 11% to $1,009.6 million. Commercial construction and CF&A loans accounted for this increase. Most of the nonaccruing CF&A loans were to clients with businesses related to real estate and construction.
Properties recorded as other real estate owned (OREO) at December 31, 2010, were valued at $45.6 million, up from $38.1 million for the trailing quarter.

Loans past due 90 days or more were lower than for the trailing quarter. Underwriting extensions for loans that had matured but not paid off accounted for part of this decrease. Transfers to nonaccruing status accounted for the remainder.
In the internal risk rating analysis, the volume of loans with pass or watchlist ratings fell to $5,658.4 million, down from $5,987.5 million for the trailing quarter, due to a combination of payoffs and rating downgrades.
The pace of risk rating downgrades slowed from prior quarters, and the volume of loans with ratings of substandard or lower declined. The quality of loans with substandard ratings weakened, however, as more of them were transferred from accruing to nonaccruing status. At the end of the fourth quarter, 51% of loans with substandard ratings were nonaccruing, up from 38% at the end of the trailing quarter.
The financial statement section of this release contains additional information about credit quality and the composition of the reserve for loan losses.
CORPORATE CLIENT SERVICES
Revenue from the Corporate Client Services (CCS) business was $51.6 million for the fourth quarter, which was a quarterly record high and 7% higher than for the trailing quarter. Most of this growth was in retirement services revenue, which rose 11% from the trailing quarter to $23.2 million.
The increase in CCS retirement services revenue resulted from a combination of new business development, additional business from existing clients, inflows into client accounts, and higher market valuations of assets held in client accounts. Approximately 86% of fourth quarter retirement services revenue was tied to asset valuations. The business development activities that contributed to the retirement services revenue growth included the addition of new defined contribution, executive compensation plan, and collective fund clients, along with the assumption of additional administrative duties for existing clients.
Revenue from CCS global corporate trust services increased 3% from the trailing quarter to $24.2 million. Default administration and bankruptcy services contributed to this growth; CCS was appointed to the unsecured creditors’ committee of The Great Atlantic & Pacific Tea Company (A&P) during the fourth quarter. CCS provides administrative services in default and bankruptcy proceedings; the associated bankruptcy filings have no effect on Wilmington Trust’s balance sheet, credit exposure, investment risk, or financial condition.

Other contributors to global corporate trust revenue in the fourth quarter included successor loan agency and corporate debt services. Global corporate trust fees are priced according to the complexity of the service provided, regardless of the value of assets underlying the associated transaction.
CCS investment and cash management revenue increased 8% from the trailing quarter to $4.2 million. Additional business from commodity fund managers, captive insurance companies, and nonqualified retirement plans were the main contributors to this growth.
CCS client assets at Wilmington Trust

	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in billions)	2010	2010	2009
CCS client assets under management	$17.1	$17.4	$15.1
CCS client assets under administration	84.4	80.9	81.7

Total CCS client assets at Wilmington Trust	$101.5	$98.3	$96.8
Of the amount of CCS client assets under management at year-end 2010, 44% was invested in fixed income instruments; 35% was invested in equities; and 21% was invested in cash and other instruments.
WEALTH ADVISORY SERVICES
Total revenue from the Wealth Advisory Services (WAS) business was $41.1 million, 4% higher than for the trailing quarter. Most of this increase was in revenue from trust and investment advisory services, which rose 5%, mainly due to an increase in directed trust and alliance business. This growth was muted somewhat, as many clients continued to opt for fixed income, index fund, and other investment strategies with fees that are lower than those for more active investment strategies.
Revenue from planning and other services also contributed to the trailing-quarter increase in total WAS revenue. Client engagements for family office planning services and estate settlements accounted for this increase.

Mutual fund revenue declined, as management continued to waive client fees on money market mutual funds. These waivers reduced WAS revenue for the fourth quarter by approximately $4.3 million and for the 2010 full year by approximately $16.5 million. The company does not expect to begin reinstating these fees until the yields on money market mutual funds improve, which management estimates will require an increase of at least 50 basis points in short-term market interest rates.
WAS sales momentum was strong in the fourth quarter, and new fees (annualized) rose 14% from the trailing quarter. The largest increases came from the mid-Atlantic region, principally the Delaware and Pennsylvania markets, and from national family wealth and family office business development.
WAS client assets at Wilmington Trust

	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in billions)	2010	2010	2009
WAS client assets under management	$26.5	$26.5	$27.0
WAS client assets under administration	24.9	24.9	24.8

Total WAS client assets at Wilmington Trust	$51.4	$51.4	$51.8
Of the amount of WAS client assets under management at year-end 2010, 40% was invested in equities; 27% was invested in fixed income instruments; 19% was held in cash and equivalent instruments; and 14% was invested in other instruments.
NONINTEREST EXPENSE
Excluding the $24.5 million goodwill impairment write-down, noninterest expense for the 2010 fourth quarter was $178.1 million, 16% higher than for the trailing quarter. The primary factors in this increase were:
•	Additions to the reserve against unfunded lending commitments, which correlated to the increase in nonaccruing loans.
•	Higher consulting and legal expenses associated with loan workouts and recoveries.
•	Expenses related to the pending merger with M&T Bank of approximately $8.3 million.
•	Higher incentives and bonuses, reflecting strong year-end sales results and negative adjustments in the 2010 third and fourth quarters related to the change in chief executive officers.

Noninterest expense (excluding goodwill impairment)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2010	2010	2009
Staffing-related expense [1]	$76.6	$72.8	$73.0
Other expense	101.5	80.6	59.7

Total noninterest expense (before goodwill impairment)	$178.1	$153.4	$132.7

Full-time-equivalent staff members	2,793	2,796	2,898

[1]	Includes salaries and wages, incentives and bonuses, and employment benefits.
Expense for OREO write-downs/losses and the reserve for unfunded lending commitments

	Three months ended
	Dec. 31,	Sept. 30,
(in millions)	2010	2010
Reserves against unfunded lending commitments	$25.7	$11.7
OREO write-down and loss expense	2.5	9.3

Total	$28.2	$21.0
INCOME TAXES AND DEFERRED TAX ASSET
Income tax expense for the fourth quarter included $33.8 million that was recorded as a valuation allowance against the company’s deferred tax asset. The majority of this valuation allowance was related to the deferred tax asset associated with Wilmington Trust’s benefit plans. During the annual valuation process of the benefit plans, management determined that the deferred tax asset associated with those plans had not been included in the consideration of the valuation allowance recorded in the third quarter of 2010. After considering quantitative and qualitative factors, management determined the amount was not material to the third quarter financial statements, so it was recorded in the fourth quarter of 2010 when it was identified.
In the 2010 third quarter, income tax expense was affected by a valuation allowance of $189.5 million that was recorded against the net deferred tax asset, after management concluded it was no longer more likely than not that a portion of the deferred tax asset would be realizable. The company’s continued net losses and uncertainty about how credit quality problems might affect future financial performance were factors in this conclusion.

Income taxes and tax rate

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2010	2010	2009
Pre-tax loss (before non-controlling interest)	$(174.6)	$(264.6)	$(37.3)

Income tax expense/(benefit)	$34.7	$100.7	$(26.9)
Effective tax rate	(19.9)%	(38.1)%	70.6%
INVESTMENT SECURITIES PORTFOLIO
On a period-end basis, the investment securities portfolio declined 19% from the trailing quarter to $588.7 million. On average for the 2010 fourth quarter, the portfolio decreased 17% to $645.7 million. These declines were the result of maturities and calls of instruments, primarily of U.S. Treasury securities, that were not replaced.
Credit-related other-than-temporary impairments on pooled trust-preferred securities (TruPS) accounted for the $7.7 million of securities losses during the 2010 fourth quarter. The total fourth quarter write-down on the other-than-temporarily impaired (OTTI) pooled TruPS was $9.1 million. The non-credit-related amount of $1.4 million was recorded in other comprehensive income.
Pooled trust-preferred securities

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2010	2010	2009
Amortized cost	$113.7	$121.0	$141.3
Carrying value	41.8	43.1	53.3
Estimated fair value	45.8	45.2	51.4
The $71.9 million difference at December 31, 2010, between the amortized cost of the pooled TruPS and their carrying value represents the non-credit-related portion of their impairment. Accumulated other comprehensive income and the tangible common equity ratio at December 31, 2010, included this amount.

During the 2010 fourth quarter, 12 of the 38 pooled TruPS in the portfolio were OTTI. None of the 9 single-issue TruPS in the portfolio, which are from money center and large regional banks, was OTTI at December 31, 2010.
FINANCIAL STATEMENTS
Financial statements for the 2010 fourth quarter and full year follow the narrative section of this release.
NON-GAAP DISCLOSURES
Although the tangible common equity (TCE) ratio and the Tier 1 common equity ratio are non-GAAP disclosures, management believes they are useful tools because they reflect the level of capital the company has available to withstand unexpected market conditions, and because they are measures that credit rating agencies and industry analysts use to evaluate financial condition and capital strength.
Although tangible book value is a non-GAAP disclosure, management believes it is a useful tool because it reflects a per-share valuation of the company that is based on tangible assets. In addition, investors regard tangible book value as a rough estimate of what a company may be worth if it were liquidated.
Some limitations are inherent in the use of non-GAAP disclosures. Such disclosures may not offer relevant comparisons to other companies. In addition, other companies might calculate non-GAAP measures differently. Consequently, these measures should not be considered in isolation, or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP.
In Wilmington Trust’s calculation of the TCE ratio, the numerator is stockholders’ equity (excluding preferred stock and the noncontrolling interest), minus the sum of goodwill and other intangibles. The denominator is total assets minus the sum of goodwill and other intangibles.
In Wilmington Trust’s calculation of the Tier 1 common equity ratio, the numerator is Tier 1 capital minus preferred stock. The denominator is total risk-weighted assets.

In Wilmington Trust’s calculation of tangible book value, the numerator is tangible common equity (stockholders’ equity, excluding preferred stock and the noncontrolling interest, minus the sum of goodwill and other intangibles). The denominator is the number of period-end shares of common stock outstanding.
FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements that reflect management’s current expectations about Wilmington Trust’s performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause actual results to differ from expectations. The ability to achieve the results reflected in these statements could be affected adversely by, among other things, the company’s failure to consummate a change-in-control transaction on a timely basis; changes in national or regional economic conditions, including continued declines in the collateral values supporting our loans; deterioration in the credit quality of borrowers; changes in regulatory requirements; changes in conclusions about the realization of deferred tax assets; changes in market interest rates; fluctuations in equity or fixed income markets; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the market values of, or expected cash flows from, securities held in the investment portfolio; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.
DEFINITIVE AGREEMENT TO MERGE WITH M&T BANK CORPORATION
As announced on November 1, 2010, Wilmington Trust entered into a definitive merger agreement with M&T Bank Corporation on October 31, 2010. Under the terms of the agreement, holders of Wilmington Trust common stock (WL) will receive 0.051372 shares of M&T Bank common stock (MTB) for each share of WL common stock they hold. Each share of WL’s outstanding Series A Preferred Stock, which was issued to the U.S. Department of the Treasury under the Capital Purchase Program, will be exchanged for 0.001 of a share of MTB preferred stock, with substantially the same rights, powers, and preferences. The warrant issued to the U.S.

Department of the Treasury in connection with WL’s issuance of the Series A Preferred Stock will be converted automatically into a warrant to purchase MTB common stock, subject to appropriate adjustments. The closing of the merger is subject to certain conditions, including approval by WL stockholders and regulators. Subject to the satisfaction of these conditions, management expects to complete the merger in mid-2011, at which time Wilmington Trust will become a wholly-owned subsidiary of M&T. The merger agreement also contains certain termination provisions and, under specified circumstances, Wilmington Trust would be required to pay M&T a termination fee of $30 million. This description is only a summary and is qualified in its entirety by the text of the merger agreement, which is incorporated herein by reference. A copy of the merger agreement was filed with the Securities and Exchange Commission (SEC) in an exhibit to a Form 8-K dated November 1, 2010.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
In connection with the proposed merger, M&T filed a Registration Statement on Form S-4 with the SEC on November 19, 2010. This statement includes a preliminary Wilmington Trust proxy statement and it constitutes a preliminary M&T prospectus. When the proxy statement/prospectus is finalized, Wilmington Trust will mail it to WL stockholders.
Investors are urged to read the preliminary proxy statement/prospectus and the final proxy statement/prospectus, when available, along with any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because those documents do and will contain important information. Free copies of the preliminary proxy statement/prospectus and the final proxy statement/prospectus, when available, as well as other documents relating to this transaction that Wilmington Trust and/or M&T file with the SEC, are and will be available at:
•	The SEC’s Web site at www.sec.gov.
•	Wilmington Trust’s Web site at www.wilmingtontrust.com, in the Investor Relations section and then under the “SEC Filings” heading.
•	M&T’s Web site at www.mtb.com, in the Investor Relations section and then under the “SEC Filings” heading.

Under SEC rules, the directors, executive officers, other members of management, and employees of Wilmington Trust and M&T may be deemed to be participants in the solicitation of proxies of Wilmington Trust’s stockholders in connection with the proposed merger. Information regarding the persons who may be considered participants under SEC rules in the solicitation of stockholders in connection with the merger is contained in the preliminary proxy statement/prospectus and will be contained in the final proxy statement/prospectus when it becomes available. Information about Wilmington Trust’s executive officers and directors is in Wilmington Trust’s proxy statement filed with the SEC on February 22, 2010. Information about M&T’s executive officers and directors is in its proxy statement filed with the SEC on March 5, 2010. Free copies of these documents are available on the Web sites listed above.
FORWARD-LOOKING STATEMENTS ABOUT THE MERGER
This news release contains forward-looking statements relating to the potential acquisition of Wilmington Trust by M&T, including the expected date of the transaction’s completion and the potential benefits of the merger. The actual results of the acquisition could vary materially as a result of a number of factors, including:
•	The possibility that competing offers will be made.
•	The possibility that various closing conditions for the transaction may not be satisfied or waived.
Other factors that may cause actual results to differ materially include those described in the reports Wilmington Trust files from time to time with the SEC, including the annual report on Form 10-K for the year ended December 31, 2009, and quarterly and current reports on Forms 10-Q and 8-K. These forward-looking statements reflect Wilmington Trust’s expectations as of January 28, 2011, and Wilmington Trust undertakes no obligation to update the information provided herein.
ABOUT WILMINGTON TRUST
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory services to high-net-worth clients in 33 countries, and Corporate Client services to institutional clients in 90 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.

CONTACTS

Investors and analysts:	News media:
Ellen J. Roberts	Megen Morris
Investor Relations	Public Relations
(302) 651-8069	(302) 651-1462
eroberts@wilmingtontrust.com	mmorris@wilmingtontrust.com

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
HIGHLIGHTS

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2010	2009	Change	2010	2009	Change
OPERATING RESULTS (in millions)
Net interest income	$59.9	$77.9	(23.1)	$277.1	$318.2	(12.9)
Provision for loan losses	(135.6)	(82.8)	63.8	(699.7)	(205.0)	241.3
Noninterest income	103.7	100.3	3.4	396.7	362.7	9.4
Noninterest expense	202.6	132.7	52.7	641.7	515.6	24.5
Net loss	(209.3)	(11.2)	N/M	(720.1)	(4.4)	N/M

LOSS
Net loss	$(209.3)	$(11.2)	N/M	$(720.1)	$(4.4)	N/M
Dividends and accretion on preferred stock	4.5	4.5	—	18.2	18.3	(0.5)
Net loss available to common shareholders	(213.8)	(15.7)	N/M	(738.3)	(22.7)	N/M

PER COMMON SHARE DATA
Basic net loss	$(2.35)	$(0.23)	N/M	$(8.45)	$(0.33)	N/M
Diluted net loss	(2.35)	(0.23)	N/M	(8.45)	(0.33)	N/M
Dividends paid per common share	—	0.01	(100.0)	0.03	0.365	(91.8)
Book value at period end[1]	5.76	14.17	(59.4)	5.76	14.17	(59.4)
Tangible book value at period end[1]	1.76	8.36	(78.9)	1.76	8.36	(78.9)
Period-end shares outstanding	91,430	69,397	31.7	91,430	69,397	31.7
Closing price at period end	4.34	12.34	(64.8)	4.34	12.34	(64.8)
Market range:
High	9.64	15.90	(39.4)	20.23	22.53	(10.2)
Low	3.88	11.45	(66.1)	3.88	6.76	(42.6)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	91,009	68,983	31.9	87,367	68,966	26.7
Diluted	91,009	68,983	31.9	87,367	68,966	26.7

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$645.7	$686.3	(5.9)	$747.0	$855.8	(12.7)
Loans	7,956.2	8,987.2	(11.5)	8,419.6	9,243.5	(8.9)
Earning assets	10,242.0	9,939.3	3.0	9,893.6	10,358.9	(4.5)
Core deposits	7,077.2	6,741.2	5.0	6,992.9	6,490.3	7.7
Stockholders’ equity	1,070.2	1,331.2	(19.6)	1,372.7	1,331.6	3.1

STATISTICS AND RATIOS (net income annualized)
Loss on average stockholders’ equity[1]	(111.38)%	(4.41)%	N/M	(68.67)%	(0.44)%	N/M
Loss on average assets	(7.57)%	(0.41)%	N/M	(6.69)%	(0.04)%	N/M
Net interest margin (taxable equivalent)	2.33%	3.12%	(25.3)	2.81%	3.08%	(8.8)
Dividend payout ratio	N/M	N/M	—	N/M	N/M	—
Full-time equivalent headcount	2,793	2,898	(3.6)	2,793	2,898	(3.6)

[1]	Excludes preferred stock and noncontrolling interest.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
(In millions)	2010	2010	2010	2010	2009	Quarter	Year
NET INTEREST INCOME
Interest income	$82.8	$90.0	$96.3	$97.5	$102.4	(8.0)	(19.1)
Interest expense	22.9	22.3	21.5	22.8	24.5	2.7	(6.5)

Net interest income	59.9	67.7	74.8	74.7	77.9	(11.5)	(23.1)
Provision for loan losses	(135.6)	(281.5)	(205.2)	(77.4)	(82.8)	(51.8)	63.8

Net interest loss after provision for loan losses	(75.7)	(213.8)	(130.4)	(2.7)	(4.9)	(64.6)	N/M

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	33.9	32.2	33.2	34.4	34.8	5.3	(2.6)
Mutual fund fees	1.0	1.2	1.2	0.9	1.6	(16.7)	(37.5)
Planning and other services	6.2	6.0	6.5	8.8	10.8	3.3	(42.6)

Total Wealth Advisory Services	41.1	39.4	40.9	44.1	47.2	4.3	(12.9)

Corporate Client Services
Global corporate trust services	24.2	23.5	25.3	23.0	25.0	3.0	(3.2)
Retirement services	23.2	20.9	21.5	21.5	18.1	11.0	28.2
Investment/cash management services	4.2	3.9	4.5	3.5	3.9	7.7	7.7

Total Corporate Client Services	51.6	48.3	51.3	48.0	47.0	6.8	9.8

Cramer Rosenthal McGlynn	5.3	4.8	4.2	4.7	4.4	10.4	20.5
Roxbury Capital Management	0.1	—	0.2	0.1	(0.5)	—	—

Advisory fees	98.1	92.5	96.6	96.9	98.1	6.1	—
Amortization of affiliate intangibles	(1.5)	(1.5)	(1.6)	(1.9)	(2.0)	—	(25.0)

Advisory fees after amortization of affiliate intangibles	96.6	91.0	95.0	95.0	96.1	6.2	0.5

Service charges on deposit accounts	7.0	7.5	7.5	7.7	7.7	(6.7)	(9.1)
Other noninterest income	7.8	5.1	6.1	4.6	7.9	52.9	(1.3)
Securities losses (net of gains)	(7.7)	(1.0)	(7.7)	(17.8)	(11.4)	N/M	(32.5)

Total noninterest income	103.7	102.6	100.9	89.5	100.3	1.1	3.4

Net interest and noninterest income/(loss)	28.0	(111.2)	(29.5)	86.8	95.4	—	(70.6)

NONINTEREST EXPENSE
Salaries and wages	52.1	50.9	49.3	49.2	50.7	2.4	2.8
Incentives and bonuses	9.9	7.4	11.7	7.1	9.1	33.8	8.8
Employment benefits	14.6	14.5	13.7	16.1	13.2	0.7	10.6

Total staffing-related expense	76.6	72.8	74.7	72.4	73.0	5.2	4.9
Net occupancy	7.3	7.4	7.1	8.1	7.6	(1.4)	(3.9)
Furniture, equipment, and supplies	9.7	9.3	9.9	10.2	10.4	4.3	(6.7)
Advertising and contributions	3.0	1.8	2.0	1.7	1.9	66.7	57.9
Servicing and consulting fees	9.7	5.4	4.3	3.5	3.7	79.6	162.2
Subadvisor expense	12.5	11.5	12.0	11.5	9.8	8.7	27.6
Travel, entertainment, and training	2.5	2.0	2.5	1.7	2.3	25.0	8.7
Insurance	7.0	6.3	7.2	6.6	6.1	11.1	14.8
OREO write-downs/losses and reserve for unfunded lending commitments	28.2	21.0	16.7	1.8	3.9	34.3	N/M
Other expense	21.6	15.9	17.8	14.0	14.0	35.8	54.3

Total noninterest expense before impairment	178.1	153.4	154.2	131.5	132.7	16.1	34.2
Goodwill impairment write-down	24.5	—	—	—	—	—	—

Total noninterest expense	202.6	153.4	154.2	131.5	132.7	32.1	52.7

Loss before income taxes and noncontrolling interest	(174.6)	(264.6)	(183.7)	(44.7)	(37.3)	(34.0)	368.1
Income tax expense/(benefit)	34.7	100.7	(67.3)	(16.4)	(26.9)	(65.5)	—

Net loss before noncontrolling interest	(209.3)	(365.3)	(116.4)	(28.3)	(10.4)	(42.7)	N/M
Net income attributable to the noncontrolling interest	—	—	—	0.9	0.8	—	(100.0)

Net loss	$(209.3)	$(365.3)	$(116.4)	$(29.2)	$(11.2)	(42.7)	N/M

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
YEAR-TO-DATE INCOME STATEMENT

	Twelve Months Ended
	Dec. 31,	Dec. 31,	%
(In millions)	2010	2009	Change
NET INTEREST INCOME
Interest income	$366.6	$437.2	(16.1)
Interest expense	89.5	119.0	(24.8)

Net interest income	277.1	318.2	(12.9)
Provision for loan losses	(699.7)	(205.0)	241.3

Net interest (loss)/income after provision for loan losses	(422.6)	113.2	—

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	133.6	130.9	2.1
Mutual fund fees	4.3	16.6	(74.1)
Planning and other services	27.7	42.0	(34.0)

Total Wealth Advisory Services	165.6	189.5	(12.6)

Corporate Client Services
Global corporate trust services	95.9	89.0	7.8
Retirement services	87.2	67.5	29.2
Investment/cash management services	16.1	15.6	3.2

Total Corporate Client Services	199.2	172.1	15.7

Cramer Rosenthal McGlynn	19.0	17.6	8.0
Roxbury Capital Management	0.4	(2.4)	—

Advisory fees	384.2	376.8	2.0
Amortization of affiliate intangibles	(6.6)	(8.5)	(22.4)

Advisory fees after amortization of affiliate intangibles	377.6	368.3	2.5

Service charges on deposit accounts	29.7	31.2	(4.8)
Other noninterest income	23.5	27.1	(13.3)
Securities losses (net of gains)	(34.1)	(63.9)	(46.6)

Total noninterest income	396.7	362.7	9.4

Net interest and noninterest (loss)/income	(25.9)	475.9	—

NONINTEREST EXPENSE
Salaries and wages	201.6	197.8	1.9
Incentives and bonuses	36.1	31.5	14.6
Employment benefits	58.8	58.1	1.2

Total staffing-related expense	296.5	287.4	3.2
Net occupancy	29.9	30.9	(3.2)
Furniture, equipment, and supplies	39.1	40.7	(3.9)
Advertising and contributions	8.5	7.6	11.8
Servicing and consulting fees	22.8	14.3	59.4
Subadvisor expense	47.5	34.9	36.1
Travel, entertainment, and training	8.7	7.9	10.1
Insurance	27.1	26.1	3.8
OREO write-downs/losses and reserve for unfunded lending commitments	67.7	5.0	N/M
Other expense	69.4	60.8	14.1

Total noninterest expense before impairment	617.2	515.6	19.7
Goodwill impairment write-down	24.5	—	—

Total noninterest expense	641.7	515.6	24.5

Loss before income taxes and noncontrolling interest	(667.6)	(39.7)	N/M
Income tax expense/(benefit)	51.6	(36.5)	—

Net loss before noncontrolling interest	(719.2)	(3.2)	N/M
Net income attributable to the noncontrolling interest	0.9	1.2	(25.0)

Net loss	$(720.1)	$(4.4)	N/M

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
STATEMENT OF CONDITION

						% Change From
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
(In millions)	2010	2010	2010	2010	2009	Quarter	Year
ASSETS
Cash and due from banks	$153.5	$199.7	$188.4	$188.2	$202.9	(23.1)	(24.3)

Interest-bearing deposits in other banks	2,091.8	812.8	216.6	130.5	165.4	157.4	N/M

Federal funds sold and securities purchased under agreements to resell	30.0	25.0	41.9	20.1	15.1	20.0	98.7

Investment securities:
U.S. Treasury	48.9	173.2	187.2	242.0	232.8	(71.8)	(79.0)
Government agencies	245.9	240.6	227.3	147.2	225.1	2.2	9.2
Obligations of state and political subdivisions	9.5	5.3	5.4	5.4	5.7	79.2	66.7
Preferred stock	4.5	4.9	23.4	24.3	23.9	(8.2)	(81.2)
Mortgage-backed securities	172.6	195.1	215.3	233.8	254.5	(11.5)	(32.2)
Other securities	107.3	108.4	109.8	112.3	118.5	(1.0)	(9.5)

Total investment securities	588.7	727.5	768.4	765.0	860.5	(19.1)	(31.6)

FHLB and FRB stock, at cost	35.6	32.4	32.1	26.8	26.8	9.9	32.8

Loans:
Commercial, financial, and agricultural	2,178.6	2,373.4	2,459.6	2,539.1	2,627.0	(8.2)	(17.1)
Real estate — construction	1,429.1	1,681.6	1,756.7	1,872.9	1,956.4	(15.0)	(27.0)
Commercial mortgage	1,959.5	2,048.6	2,074.7	2,130.0	2,102.3	(4.3)	(6.8)

Total commercial loans	5,567.2	6,103.6	6,291.0	6,542.0	6,685.7	(8.8)	(16.7)

Residential mortgage	434.6	415.7	424.2	428.2	431.0	4.5	0.8
Consumer	1,134.3	1,195.1	1,243.9	1,319.5	1,408.9	(5.1)	(19.5)
Secured with investments	389.8	412.3	428.6	425.9	441.6	(5.5)	(11.7)

Total retail loans	1,958.7	2,023.1	2,096.7	2,173.6	2,281.5	(3.2)	(14.1)

Total loans net of unearned income	7,525.9	8,126.7	8,387.7	8,715.6	8,967.2	(7.4)	(16.1)
Reserve for loan losses	(440.8)	(510.4)	(373.8)	(299.8)	(251.5)	(13.6)	75.3

Net loans	7,085.1	7,616.3	8,013.9	8,415.8	8,715.7	(7.0)	(18.7)

Loans held for sale	52.5	—	—	—	—	—	—
Premises and equipment	133.2	135.6	138.4	141.1	146.8	(1.8)	(9.3)
Goodwill	336.3	362.1	359.3	359.6	363.2	(7.1)	(7.4)
Other intangibles	29.2	30.8	32.4	34.2	40.2	(5.2)	(27.4)
Other assets	396.7	459.1	593.5	540.8	560.5	(13.6)	(29.2)

Total assets	$10,932.6	$10,401.3	$10,384.9	$10,622.1	$11,097.1	5.1	(1.5)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,092.6	$1,369.3	$784.8	$676.7	$1,470.6	(20.2)	(25.7)
Interest-bearing:
Savings	914.0	889.9	913.7	930.6	921.5	2.7	(0.8)
Interest-bearing demand	4,078.3	3,648.3	3,976.2	3,980.9	3,590.7	11.8	13.6
Certificates under $100,000	961.7	991.0	983.6	1,003.8	1,000.6	(3.0)	(3.9)
Local certificates $100,000 and over	96.5	105.0	116.0	123.7	136.9	(8.1)	(29.5)

Total core deposits	7,143.1	7,003.5	6,774.3	6,715.7	7,120.3	2.0	0.3
National brokered certificates	1,832.0	1,287.4	873.7	1,107.6	1,270.6	42.3	44.2

Total deposits	8,975.1	8,290.9	7,648.0	7,823.3	8,390.9	8.3	7.0

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	122.3	161.6	429.2	428.5	574.8	(24.3)	(78.7)
U.S. Treasury demand deposits	—	—	—	—	—	—	—
Other debt	0.9	28.9	29.0	29.0	29.0	(96.9)	(96.9)

Total short-term borrowings	123.2	190.5	458.2	457.5	603.8	(35.3)	(79.6)

Other liabilities	387.6	356.5	394.4	343.8	352.4	8.7	10.0
Long-term debt	595.0	494.5	444.0	443.5	442.9	20.3	34.3

Total liabilities	10,080.9	9,332.4	8,944.6	9,068.1	9,790.0	8.0	3.0

Stockholders’ equity:
Preferred stock	325.0	324.6	324.1	323.7	323.3	0.1	0.5
Other stockholders’ equity	526.7	744.3	1,116.2	1,230.3	983.4	(29.2)	(46.4)

Total Wilmington Trust stockholders’ equity	851.7	1,068.9	1,440.3	1,554.0	1,306.7	(20.3)	(34.8)
Noncontrolling interest	—	—	—	—	0.4	—	(100.0)

Total stockholders’ equity	851.7	1,068.9	1,440.3	1,554.0	1,307.1	(20.3)	(34.8)

Total liabilities and stockholders’ equity	$10,932.6	$10,401.3	$10,384.9	$10,622.1	$11,097.1	5.1	(1.5)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
AVERAGE STATEMENT OF CONDITION

	2010	2010	2010	2010	2009	% Change From
	Fourth	Third	Second	First	Fourth	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year
ASSETS
Cash and due from banks	$188.8	$177.0	$173.6	$185.1	$196.3	6.7	(3.8)

Interest-bearing deposits in other banks	1,595.3	579.5	164.7	380.2	208.9	175.3	N/M

Federal funds sold and securities purchased under agreements to resell	9.9	9.7	31.9	3.3	30.1	2.1	(67.1)

Investment securities:
U.S. Treasury	110.6	180.7	236.8	230.4	92.2	(38.8)	20.0
Government agencies	231.7	257.0	149.2	192.3	173.5	(9.8)	33.5
Obligations of state and political subdivisions	8.3	5.3	5.4	5.4	5.7	56.6	45.6
Preferred stock	4.5	19.2	24.0	24.2	22.5	(76.6)	(80.0)
Mortgage-backed securities	181.9	205.3	223.7	244.3	266.5	(11.4)	(31.7)
Other securities	108.7	110.4	111.5	118.5	125.9	(1.5)	(13.7)

Total investment securities	645.7	777.9	750.6	815.1	686.3	(17.0)	(5.9)

FHLB and FRB stock, at cost	34.9	32.4	27.0	26.8	26.8	7.7	30.2

Loans:
Commercial, financial, and agricultural	2,320.3	2,438.7	2,515.7	2,567.4	2,624.1	(4.9)	(11.6)
Real estate — construction	1,635.3	1,745.5	1,837.9	1,912.9	1,949.7	(6.3)	(16.1)
Commercial mortgage	2,006.9	2,064.5	2,113.7	2,124.3	2,091.3	(2.8)	(4.0)

Total commercial loans	5,962.5	6,248.7	6,467.3	6,604.6	6,665.1	(4.6)	(10.5)

Residential mortgage	424.3	417.3	425.4	426.8	434.0	1.7	(2.2)
Consumer	1,164.4	1,221.4	1,284.7	1,365.4	1,447.4	(4.7)	(19.6)
Secured with investments	405.0	420.6	419.6	431.5	440.7	(3.7)	(8.1)

Total retail loans	1,993.7	2,059.3	2,129.7	2,223.7	2,322.1	(3.2)	(14.1)

Total loans net of unearned income	7,956.2	8,308.0	8,597.0	8,828.3	8,987.2	(4.2)	(11.5)
Reserve for loan losses	(492.5)	(375.5)	(281.6)	(249.2)	(201.9)	31.2	143.9

Net loans	7,463.7	7,932.5	8,315.4	8,579.1	8,785.3	(5.9)	(15.0)

Premises and equipment	134.8	137.9	140.5	144.2	148.4	(2.2)	(9.2)
Goodwill	362.1	359.4	359.6	361.8	363.1	0.8	(0.3)
Other intangibles	30.1	31.7	33.4	37.3	41.3	(5.0)	(27.1)
Other assets	504.0	502.0	517.0	511.5	435.4	0.4	15.8

Total assets	$10,969.3	$10,540.0	$10,513.7	$11,044.4	$10,921.9	4.1	0.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,343.3	$912.7	$780.5	$1,307.5	$1,219.5	47.2	10.2
Interest-bearing:
Savings	892.5	906.1	914.3	925.1	918.9	(1.5)	(2.9)
Interest-bearing demand	3,760.8	3,975.2	3,952.6	3,872.1	3,440.6	(5.4)	9.3
Certificates under $100,000	978.5	989.9	995.1	1,002.3	1,013.6	(1.2)	(3.5)
Local certificates $100,000 and over	102.1	110.8	120.9	132.4	148.6	(7.9)	(31.3)

Total core deposits	7,077.2	6,894.7	6,763.4	7,239.4	6,741.2	2.6	5.0
National brokered certificates	1,711.0	1,200.6	984.8	1,255.0	1,217.5	42.5	40.5

Total deposits	8,788.2	8,095.3	7,748.2	8,494.4	7,958.7	8.6	10.4

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	125.9	202.0	393.8	312.5	764.5	(37.7)	(83.5)
U.S. Treasury demand deposits	—	—	—	—	—	—	—
Other debt	1.8	28.9	29.0	28.9	28.1	(93.8)	(93.6)

Total short-term borrowings	127.7	230.9	422.8	341.4	792.6	(44.7)	(83.9)

Other liabilities	409.1	305.4	314.5	344.5	395.8	34.0	3.4
Long-term debt	574.1	489.9	443.7	443.2	443.6	17.2	29.4

Total liabilities	9,899.1	9,121.5	8,929.2	9,623.5	9,590.7	8.5	3.2

Stockholders’ equity:
Preferred stock	324.7	324.2	323.8	323.4	323.0	0.2	0.5
Other stockholders’ equity	745.5	1,094.3	1,260.7	1,097.4	1,008.0	(31.9)	(26.0)

Total Wilmington Trust stockholders’ equity	1,070.2	1,418.5	1,584.5	1,420.8	1,331.0	(24.6)	(19.6)
Noncontrolling interest	—	—	—	0.1	0.2	—	(100.0)

Total stockholders’ equity	1,070.2	1,418.5	1,584.5	1,420.9	1,331.2	(24.6)	(19.6)

Total liabilities and stockholders’ equity	$10,969.3	$10,540.0	$10,513.7	$11,044.4	$10,921.9	4.1	0.4

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
YIELDS AND RATES

	2010	2010	2010	2010	2009
	Fourth	Third	Second	First	Fourth
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNING ASSETS:
Interest-bearing time deposits in other banks	0.25%	0.25%	0.22%	0.22%	0.13%
Federal funds sold and securities purchased under agreements to resell	0.16	0.24	0.13	0.25	0.11

Total investment securities	2.59	2.90	2.96	2.94	3.74

FHLB and FRB stock, at cost	3.93	0.05	2.78	0.05	2.31

Commercial, financial, and agricultural	3.93	3.91	4.27	4.13	4.22
Real estate — construction	2.59	3.28	3.49	3.50	3.42
Commercial mortgage	4.00	4.10	4.15	4.20	4.26
Total commercial loans	3.59	3.80	4.01	3.97	4.00

Residential mortgage	4.67	4.72	5.13	5.13	5.11
Consumer	5.39	5.39	5.54	5.53	5.50
Secured with investments	2.73	2.78	2.88	2.86	2.85
Total retail loans	4.70	4.72	4.93	4.94	4.92

Total loans	3.86	4.03	4.24	4.21	4.24

Total earning assets	3.22	3.69	4.05	3.95	4.10

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	0.85	0.85	0.82	0.94	1.08
Interest-bearing demand	0.27	0.26	0.27	0.30	0.35
Certificates under $100,000	2.05	2.16	2.23	2.28	2.44
Local certificates $100,000 and over	2.14	2.10	2.08	2.01	2.11
Core interest-bearing deposits	0.70	0.70	0.72	0.77	0.90

National brokered certificates	1.05	1.04	0.90	0.95	1.01

Total interest-bearing deposits	0.78	0.76	0.74	0.80	0.92

Short-term borrowings	0.25	1.00	0.66	0.75	0.44

Long-term debt	5.65	6.49	7.14	7.23	7.08

Total interest-bearing liabilities	1.11	1.12	1.10	1.16	1.22

Total funds used to support earning assets	0.89	0.91	0.90	0.92	0.98

Net interest margin (tax-equivalent basis)	2.33	2.78	3.15	3.03	3.12

Year-to-date net interest margin	2.81	2.99	3.09	3.03	3.08

Prime rate	4.00	4.00	4.00	4.00	4.00

Tax-equivalent net interest income (in millions)	$60.2	$68.1	$75.2	$75.1	$78.4

Average earning assets at historical cost	$10,249.1	$9,710.6	$9,576.5	$10,065.8	$9,954.3
Average fair valuation adjustment on investment securities available for sale	(7.1)	(3.1)	(5.3)	(12.1)	(15.0)

Average earning assets	$10,242.0	$9,707.5	$9,571.2	$10,053.7	$9,939.3

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
CREDIT QUALITY

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In millions)	2010	2010	2010	2010	2009
NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$286.1	$232.5	$97.5	$91.2	$80.9
Commercial real estate — construction	526.6	461.9	240.7	246.8	264.8
Commercial mortgage	124.0	131.7	94.9	83.3	69.0
Consumer and other retail	72.9	79.9	46.8	47.6	40.9

Total nonaccruing loans	1,009.6	906.0	479.9	468.9	455.6
Renegotiated loans (accruing)	43.9	44.5	35.6	35.7	28.5

Total nonaccruing loans and renegotiated loans	1,053.5	950.5	515.5	504.6	484.1
Loans held for sale	45.9	—	—	—	—
Other real estate owned (OREO)	45.6	38.1	44.2	46.3	34.6

Total nonperforming assets	1,145.0	988.6	559.7	550.9	518.7

Loans past due 90 days or more:
Commercial, financial, and agricultural	8.5	16.6	36.4	3.0	4.2
Commercial real estate — construction	31.9	60.0	29.2	14.3	4.5
Commercial mortgage	14.5	27.7	24.1	7.0	2.2
Consumer and other retail	1.9	1.4	16.5	15.4	19.7

Total loans past due 90 days or more	56.8	105.7	106.2	39.7	30.6

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$510.4	$373.8	$299.8	$251.5	$201.8
Loans charged off:
Commercial, financial, and agricultural	(56.8)	(56.3)	(25.4)	(8.2)	(12.2)
Commercial real estate — construction	(133.3)	(69.5)	(81.2)	(12.1)	(13.6)
Commercial mortgage	(12.3)	(13.5)	(15.2)	(2.4)	(3.0)
Residential mortgage	(0.1)	(0.1)	—	—	—
Consumer and other retail	(6.6)	(8.5)	(13.3)	(8.1)	(7.8)

Total loans charged off	(209.1)	(147.9)	(135.1)	(30.8)	(36.6)
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	2.1	0.6	1.6	0.3	1.0
Commercial real estate — construction	0.1	0.5	—	—	0.5
Commercial mortgage	0.4	0.1	0.4	—	0.1
Residential mortgage	—	—	—	—	—
Consumer and other retail	1.3	1.8	1.9	1.4	1.9

Total recoveries	3.9	3.0	3.9	1.7	3.5
Net loans charged off:
Commercial, financial, and agricultural	(54.7)	(55.7)	(23.8)	(7.9)	(11.2)
Commercial real estate — construction	(133.2)	(69.0)	(81.2)	(12.1)	(13.1)
Commercial mortgage	(11.9)	(13.4)	(14.8)	(2.4)	(2.9)
Residential mortgage	(0.1)	(0.1)	—	—	—
Consumer and other retail	(5.3)	(6.7)	(11.4)	(6.7)	(5.9)

Total net loans charged off	(205.2)	(144.9)	(131.2)	(29.1)	(33.1)
Transfers from/(to) reserve for unfunded lending commitments	—	—	—	—	—
Provision charged to operations	135.6	281.5	205.2	77.4	82.8

Balance at the end of the period	440.8	510.4	373.8	299.8	251.5

Reserve for unfunded lending commitments in other liabilities	58.2	32.5	20.4	8.9	7.4

RESERVE FOR LOAN LOSSES COMPOSITION
Commercial, financial, and agricultural	$140.7	$141.1	$95.6	$74.7	$65.9
Commercial real estate — construction	188.5	254.8	165.1	127.3	100.8
Commercial mortgage	61.6	68.3	59.0	51.1	40.6
Residential mortgage	5.9	4.1	6.1	4.1	3.3
Consumer and other retail	44.1	42.1	48.0	42.6	40.9

Total reserve for loan losses	440.8	510.4	373.8	299.8	251.5

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
CREDIT QUALITY (continued)1

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in millions)	2010	2010	2010	2010	2009
RATIOS
Period-end loans	$7,525.9	$8,126.7	$8,387.7	$8,715.6	$8,967.2
Average loans	7,956.2	8,308.0	8,597.0	8,828.3	8,987.2
Period-end reserve to loans	5.86%	6.28%	4.46%	3.44%	2.80%
Period-end nonperforming assets to loans, loans held for sale and OREO	15.02	12.11	6.64	6.29	5.76
Period-end loans past due 90 days to total loans	0.75	1.30	1.27	0.46	0.34
Quarterly net charge-offs to average loans (not annualized)	2.58	1.74	1.53	0.33	0.37
Year-to-date net charge-offs to average loans	6.06	3.56	1.84	0.33	1.21

INTERNAL RISK RATING
Pass	$4,985.0	$5,238.4	$6,147.7	$6,912.8	$7,289.6
Watchlist	673.4	749.1	764.3	672.0	607.4
Substandard:
Substandard (accruing)	857.9	1,233.2	995.8	661.9	614.6
Substandard (nonaccruing)	890.1	754.5	455.6	427.4	399.2

Total substandard	1,748.0	1,987.7	1,451.4	1,089.3	1,013.8
Doubtful (nonaccruing)	119.5	151.5	24.3	41.5	56.4

Total loans	7,525.9	8,126.7	8,387.7	8,715.6	8,967.2

LOANS WITH RISK RATINGS OF SUBSTANDARD OR BELOW
Accruing substandard loans:
Commercial, financial, and agricultural	$346.5	$474.2	$495.6	$340.5	$335.9
Commercial real estate — construction	258.3	476.4	265.4	122.6	105.1
Commercial mortgage	226.2	256.3	203.0	166.3	143.1
Residential mortgage	3.8	3.0	—	—	—
Consumer and other retail	23.1	23.3	31.8	32.5	30.5

Total accruing substandard loans	857.9	1,233.2	995.8	661.9	614.6

Nonaccruing loans:
Commercial, financial, and agricultural	$286.1	$232.5	$97.5	$91.2	$80.9
Commercial real estate — construction	526.6	461.9	240.7	246.8	264.8
Commercial mortgage	124.0	131.7	94.9	83.3	69.0
Residential mortgage	25.3	27.5	20.4	19.8	19.5
Consumer and other retail	47.6	52.4	26.4	27.8	21.4

Total nonaccruing loans	1,009.6	906.0	479.9	468.9	455.6

Total accruing substandard and nonaccruing loans:
Commercial, financial, and agricultural	$632.6	$706.7	$593.1	$431.7	$416.8
Commercial real estate — construction	784.9	938.3	506.1	369.4	369.9
Commercial mortgage	350.2	388.0	297.9	249.6	212.1
Residential mortgage	29.1	30.5	20.4	19.8	19.5
Consumer and other retail	70.7	75.7	58.2	60.3	51.9

Total accruing substandard and nonaccruing loans	1,867.5	2,139.2	1,475.7	1,130.8	1,070.2

[1]	Excludes loans held for sale, unless noted otherwise.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
LOAN PORTFOLIO DETAIL1

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in millions)	2010	2010	2010	2010	2009
LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	29%	29%	29%	29%	29%
Commercial real estate — construction	19	21	21	22	22
Commercial mortgage	26	25	25	24	23
Residential mortgage	6	5	5	5	5
Consumer	15	15	15	15	16
Secured with investments	5	5	5	5	5

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	46%	48%	49%	51%	51%
Land development	23	23	23	23	22
Retail and office	15	16	16	15	18
Owner-occupied	1	1	1	1	1
Multi-family	8	6	6	5	4
Other	7	6	5	5	4
Geographic location:
Delaware	55%	57%	58%	60%	59%
Pennsylvania	25	23	22	22	23
Maryland	6	7	8	7	7
New Jersey	12	11	10	9	9
Other	2	2	2	2	2

COMMERCIAL MORTGAGE DETAIL
Project type:
Owner-occupied	53%	52%	52%	52%	52%
Retail	17	18	18	18	18
Industrial	5	5	6	6	6
Office	9	9	9	9	7
Residential/land	4	4	4	4	4
Hotel	4	4	4	4	4
Other	8	8	7	7	9
Geographic location:
Delaware	55%	56%	57%	57%	57%
Pennsylvania	22	22	21	21	21
Maryland	15	14	14	14	14
New Jersey	6	6	6	6	6
Other	2	2	2	2	2

CONSUMER LOANS, PERIOD-END
Home equity	$539.0	$552.8	$555.5	$563.0	$568.6
Indirect	411.6	453.4	492.6	548.2	613.4
Credit card	65.1	63.5	64.5	63.9	66.4
Other consumer	118.6	125.4	131.3	144.4	160.5

Total consumer loans	$1,134.3	$1,195.1	$1,243.9	$1,319.5	$1,408.9

CONSUMER LOANS, ON AVERAGE
Home equity	$548.0	$555.1	$559.7	$566.5	$571.7
Indirect	431.7	473.1	519.4	581.5	648.0
Credit card	64.0	63.9	64.4	64.8	65.2
Other consumer	120.7	129.3	141.2	152.6	162.5

Total consumer loans	$1,164.4	$1,221.4	$1,284.7	$1,365.4	$1,447.4

[1]	Excludes loans held for sale, unless noted otherwise.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2010
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
	2010	2010	2010	2010	2009	Quarter	Year
NET INCOME
Net loss per common share
Basic	$(2.35)	$(4.06)	$(1.33)	$(0.44)	$(0.23)	(42.1)	N/M
Diluted	(2.35)	(4.06)	(1.33)	(0.44)	(0.23)	(42.1)	N/M
Weighted average shares outstanding (in thousands)
Basic	91,009	91,009	90,786	76,465	68,983
Diluted	91,009	91,009	90,786	76,465	68,983
Net loss as a percentage of:
Average assets	(7.57)%	(13.75)%	(4.44)%	(1.07)%	(0.41)%
Average stockholders’ equity[1]	(111.38)	(132.44)	(37.03)	(10.79)	(4.41)

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$43.6	$43.9	$40.6	$42.3	$42.1	(0.7)	3.6
Roxbury Capital Management	2.0	1.8	1.5	1.6	1.7	11.1	17.6
Cramer Rosenthal McGlynn	14.5	12.7	11.2	13.0	11.9	14.2	21.8

Combined assets under management	$60.1	$58.4	$53.3	$56.9	$55.7	2.9	7.9

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$152.9	$149.7	$142.8	$149.2	$148.6	2.1	2.9

** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	38%	36%	37%	41%	40%
Fixed income	34	34	36	33	34
Other	28	30	27	26	26

CAPITAL (in millions, except per share amounts)
Average Wilmington Trust stockholders’ equity	$1,070.2	$1,418.5	$1,584.5	$1,420.8	$1,331.0	(24.6)	(19.6)
Total risk-weighted assets	8,626.2	9,273.6	9,872.5	10,281.7	10,959.4	(7.0)	(21.3)
Tier 1 capital	648.1	848.7	1,217.1	1,326.0	1,080.1	(23.6)	(40.0)
Per share:
Book value[1]	5.76	8.13	12.20	13.49	14.17	(29.2)	(59.4)
Tangible book value[1]	1.76	3.84	7.92	9.17	8.36	(54.2)	(78.9)
Quarterly dividends declared per common share	—	0.01	0.01	0.01	0.01	(100.0)	(100.0)
Year-to-date dividends declared per common share	0.03	0.03	0.02	0.01	0.365
Average stockholders’ equity to assets[1]	6.80%	10.38%	11.99%	9.94%	9.23%
Total risk-based capital ratio	12.29	13.69	16.65	17.58	14.31
Tier 1 risk-based capital ratio	7.51	9.15	12.33	12.90	9.86
Tier 1 leverage capital ratio	6.02	8.19	11.80	12.25	10.10
Tangible common equity to assets ratio[1]	1.53	3.51	7.25	8.18	5.42
Tier 1 common capital ratio	3.75	5.65	9.05	9.75	6.90

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	7.67	6.28	6.12	6.94	6.23
Average duration	(3.36)	(3.71)	(0.75)	(2.11)	(0.49)
Percentage invested in fixed rate instruments	81%	84%	84%	83%	84%

FUNDING (on average)
Percentage from core deposits	80%	83%	83%	82%	77%
Percentage from national funding	14	14	12	14	14
Percentage from short-term borrowings	6	3	5	4	9

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	79%	79%	79%	79%	79%
Commercial loans with floating rates	90	90	90	91	90
Commercial loans tied to a prime rate	43	46	51	51	53
Commercial loans tied to the 30-day LIBOR	38	39	40	40	39

National CDs and short-term borrowings maturing in 90 days or less	19%	28%	69%	52%	91%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,793	2,796	2,795	2,821	2,898

[1]	Excludes preferred stock and noncontrolling interest.